UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024
Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 W. Wacker	60601
Floor 25	(Zip Code)
Chicago
Illinois	(773)	945-6801
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
    240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
CEO Appointment
On May 7, 2024, the Company announced that its Board of Directors (the “Board”) appointed Dusan Senkypl as permanent Chief Executive Officer (“CEO") of the Company. In connection with such appointment, Mr. Senkypl entered into an employment agreement with the Company’s wholly owned subsidiary, Groupon Management LLC (the “Employment Agreement”), which was effective on May 1, 2024.

Mr. Senkypl, who is based in the Czech Republic, has served as the Company’s Interim CEO since March 30, 2023, and has served as a member of the Company’s Board since June 2022. In addition, since January 2017, he has been a Partner of Pale Fire Capital SE (“PFC”), the Company’s largest stockholder and a private equity investment group that invests in e-commerce companies both in Europe and worldwide. He also served as a director of PFC from November 2019 to April 2021, and has served as Chairman of the PFC Board since April 2021. He also holds director roles or non-managing partner roles for PFC investment entities. Mr. Senkypl stepped down from day-to-day responsibilities at PFC upon his appointment to Interim CEO.

In connection with his appointment as CEO, Mr. Senkypl will receive (i) an annual base salary of $150,000 USD (which will be converted to his local currency of CZK at time of payment); (ii) a target bonus opportunity of up to a maximum of 150% of his base salary; and (iii) on May 1, 2024 (the “Award Date”), an award of 1,393,948 performance share units (“PSUs”) under that certain PSU Award Agreement (the “CEO PSU Award Agreement”) dated May 7, 2024, by and between Mr. Senkypl and the Company (the “CEO PSU Award”) and pursuant to the Groupon, Inc. 2011 Incentive Plan, as amended (the “Plan”).

The CEO PSU Award is subject to stockholder approval of an amendment to the Plan to increase the available share pool (the “Plan Amendment”) at the Company's annual meeting of stockholders on June 12, 2024. If stockholders do not approve the Plan Amendment, the CEO PSU Award is null and void and the PSUs thereunder will be forfeited and canceled for no consideration. The description of the Plan Amendment is not complete and is qualified by reference in its entirety to the form of the Plan Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A summary of the terms of the CEO PSU Award is as follows:

•The PSUs can only be earned if certain stock price hurdles ($14.86, $20.14, $31.01, and $68.82) are met during a performance period and Mr. Senkypl satisfies certain service conditions.

•Achievement of each stock price hurdle would entitle Mr. Senkypl to 25% of the target number of PSUs, subject to the service condition being met.

•The performance period begins on the Award Date and ends on the third anniversary of the Award Date. The stock price hurdles must be achieved during the measurement period. The measurement period for determination of any stock price hurdle achievement begins nine months from the Award Date.

•To determine whether a stock price hurdle is met during the measurement period, stock prices will be calculated based on a 90 consecutive calendar day volume-weighted average stock price, and all determinations will be certified by the Compensation Committee of the Board (the “Committee”).

•If, on the last day of the three-year performance period, the 90 consecutive day volume weighted stock price is between hurdles, a portion of the PSUs in that vesting tranche will be considered earned based on linear interpolation between stock price hurdles; however, no shares will be earned if the first stock price hurdle is not achieved.

•Once the stock price hurdle is achieved, a service condition must also be met before the shares will vest. The service condition must be met on each anniversary of the Award Date throughout the performance period in the following manner: for 33% of the award, on the first anniversary of the Award Date; for 33% of the remaining award, on the second anniversary of the Award Date; and for the final 34% of the award, on the third anniversary of the Award Date.

•In addition, Mr. Senkypl must be (a) actively employed in his current position or in an equivalent position throughout the date on which the stock price hurdle is achieved, subject to Board approval, or (b) serving as a director in an Executive Chairman role, subject to approval by the Company’s independent directors.

•PSUs otherwise eligible to vest on a particular date following the achievement of both the service and stock price hurdle conditions are subject to a 20% downward adjustment by the Committee in the event that the Company’s current material weakness remains unremediated on such vesting date. If so reduced, the shares comprising the reduction shall be forfeited.

Additionally, the PSUs are subject to the terms and conditions set forth in the Plan and in the CEO PSU Award Agreement.

In connection with his agreement to serve as permanent CEO, Mr. Senkypl and the Company also expect to enter into a Severance Benefit Agreement on the following terms. Mr. Senkypl will receive a severance benefit amount upon an involuntary termination of employment without Cause or a resignation for Good Reason (each as defined in the severance benefit agreement) equal to 3 months of salary; the accelerated vesting of outstanding time-based equity awards that are scheduled to vest over the 12 month period following termination; and vesting of a pro-rata portion of his outstanding performance based equity awards for the applicable performance period (subject to the Committee’s certification of the performance objectives following the end of the performance period). In the event that Mr. Senkypl’s employment is terminated in connection with a Change in Control of the Company (as defined in the severance benefit agreement), he will receive an amount equal to 3 months of salary, a pro rata amount of his target bonus opportunity, and the accelerated vesting of the service condition and prorated vesting of the stock price hurdle condition of his PSUs, provided that a Change in Control shall be deemed not to include a transaction resulting in PFC, together with its affiliated entities and individuals, becoming the direct or indirect beneficial owner of more than fifty percent (50%) of the total combined voting power of the Company’s then‑outstanding securities entitled to vote generally in the election of Board members, unless the Change in Control occurs as a result of a transaction approved by the Board, including by a majority of members of the Board unaffiliated with PFC.

The Company expects to provide a full description and furnish the Severance Benefit Agreement on an amended Form 8-K with its Quarterly Report for the quarter ended on March 31, 2024, assuming Mr. Senkypl and the Company finalize and execute the Severance Benefit Agreement.

The description of Mr. Senkypl’s compensation terms are not complete and are qualified by reference to the Employment Agreement and the CEO PSU Award Agreement, which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

There are no family relationships between Mr. Senkypl and any of the directors or executive officers of the Company. As previously disclosed, Mr. Senkypl is party to the Standstill Agreement, among Pale Fire Capital SE, Pale Fire Capital SICAV a.s., Jan Barta (these parties, including Mr. Senkypl, are collectively the “Pale Fire Parties”), and the Company. The Standstill Agreement provides that the Pale Fire Parties are subject to certain standstill restrictions, including limitations on their beneficial ownership of the Company and a prohibition against proxy solicitation and making any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company, each of the foregoing subject to certain exceptions. Other than the Standstill Agreement, there is no arrangement or understanding between Mr. Senkypl and any other person pursuant to which Mr. Senkypl was appointed as an officer of the Company.

The following is a transaction in which Mr. Senkypl has an interest requiring disclosure under Item 404(a) of Regulation S-K. In 2022, the Company entered into an agreement with Internet Ventures s.r.o (“IV”) to provide certain technology consulting services to the Company. Mr. Senkypl’s spouse Katerina Hanusova is an owner of IV. Pursuant to the agreement, IV received payments of approximately $122,000 for its services under the agreement for the year ended December 31, 2023.

A press release announcing the matters described above Is attached hereto as Exhibit 99.1 and incorporated herein by reference.

CFO Amended Compensatory Arrangement

The Company reached an agreement with our Chief Financial Officer (“CFO”), Jiri Ponrt, regarding his 2024 compensation, and Mr. Ponrt executed a Merit Letter (the “Merit Letter”) on May 6, 2024, which sets forth his compensation arrangement. Mr. Ponrt will receive (i) an annual base salary of approximately $450,000; (ii) a target bonus opportunity of $150,000, capped at 150% of target; and (iii) on May 1, 2024, he received an award of 522,731 PSUs under a PSU Award Agreement dated May 6, 2024, by and between the Company and Mr. Ponrt (the “CFO PSU Award Agreement”) and pursuant to the Plan, subject to stockholder approval of the Plan Amendment. If stockholders do not approve the Plan Amendment, the CFO PSU Award is null and void and the PSUs thereunder will be forfeited and canceled for no consideration. Mr. Ponrt’s PSU award is generally subject to the same vesting conditions as applicable to the CEO PSU Award described above, except that in regard to the service conditions, Mr. Ponrt must be actively employed in his current position or in an equivalent position through the date on which the stock price hurdle is achieved, subject to Board approval.

The Company also expects Mr. Ponrt to enter into an updated Severance Benefit Agreement under which he will receive the same benefits as described above for Mr. Senkypl, and the Company expects to provide a full description of and furnish the Severance Benefit Agreement on an amended 8-K with its Quarterly Report for the quarter ended on March 31, 2024, assuming Mr. Ponrt and the Company finalize and execute the Severance Benefit Agreement on or before the filing date.

The description of Mr. Ponrt’s compensation terms are not complete and are qualified by reference to the Merit Letter and CFO PSU Award Agreement which are filed as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

There are no family relationships between Mr. Ponrt and any of the directors or executive officers of the Company. There is no arrangement or understanding between Mr. Ponrt and any other person pursuant to which Mr. Ponrt was appointed as an officer of the Company.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.		Description
10.1		Proposal 5, the Share Increase Amendment (incorporated by reference to the Company's Definitive Proxy Statement on Schedule DEF 14A, filed with the SEC on April 29, 2024)
10.2		CEO Employment Agreement, dated May 1, 2024.**
10.3	`	CEO Notice of Grant and Performance Share Agreement, dated May 7, 2024.**
10.4		CFO Merit Letter, dated May 6, 2024.**
10.5		CFO Notice of Grant and Performance Share Agreement, dated May 6, 2024.**
99.1		Press Release dated May 7, 2024.*
104		Cover Page Interactive Data File (embedded within the Inline XBRL document)

*The information in Exhibit 99.1 is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

** Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: May 7, 2024
By: /s/ Jiri Ponrt Name: Jiri Ponrt Title: Chief Financial Officer